Exhibit 23


Independent Certified Public Accountants' Consent

     We consent to the incorporation by reference in Registration Statement Nos. 333-94491, 033-77554 and 333-67726 of Valpey-Fisher Corporation (formerly known as Matec Corporation) on Form S-8, of our report dated February 13, 2004, appearing in and incorporated by reference in this Annual Report on Form 10-K of Valpey-Fisher Corporation and Subsidiaries for the year ended December 31, 2003.



GRANT THORNTON LLP
Boston, Massachusetts
March 12, 2004